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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549




                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934





                              September 10, 1999
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               Date of Report (Date of earliest event reported)




                           Harvard Industries, Inc.
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            (Exact name of registrant as specified in its charter)




           Delaware                    0-21362                 21-0715310
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(State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)              File Number)          Identification No.)



        3 Werner Way,  Lebanon, New Jersey                        08833
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     (Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code:            (908) 437-4100
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Item 5.  Other Events.


         On September 10, 1999, Harvard Industries, Inc. agreed to sell the assets of its Kingston-Warren subsidiary to Hutchinson, S.A., a French corporation, for $115 million in cash. The announcement was released on September 13, 1999 prior to 9 a.m. EST.

         The transaction is subject to certain adjustments and the assumption of certain liabilities. In addition, Hutchinson will agree to purchase certain transition services from Harvard for a period of up to 2 years from the date of the sale, which is expected to close by Sept. 30, 1999.

         The Company plans to use the proceeds to retire its long-term debt and revolving credit facility. In addition, residual proceeds from the sale and a new credit facility will fund the Company's ongoing operations and short-term strategic growth.



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Item 7.  Financial Statements and Exhibits.


         Exhibit 99.1   Press Release, dated September 13, 1999.


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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 15, 1999                       HARVARD INDUSTRIES, INC.


                                                By:   /s/ Roger G. Pollazzi
                                                      --------------------------
                                                      Name:  Roger G. Pollazzi
                                                      Title: Chairman and Chief
                                                              Executive Officer




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                                 EXHIBIT INDEX



     Exhibit
     Number                       Description
     -------                      -----------

      99.1          Press Release, dated September 13, 1999.




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